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                                                                    EXHIBIT 99.1

                                                NEWS RELEASE
                                                Contact: Thomas E. Larson
                                                         Chief Financial Officer
                                                         (973) 983-0888 Ext. 481
FOR IMMEDIATE RELEASE
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                       PARTY CITY CORPORATION AMENDMENT OF

                     FISCAL 1999 QUARTERLY OPERATING RESULTS

Rockaway, New Jersey, November 29, 2000 - Party City Corporation (OTC: PCTY), America's largest party goods chain with 451 Company-owned and franchised stores, today announced that it has amended and restated its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, January 1, 2000 and April 1, 2000 to give effect to the audit adjustments recorded for the quarter ended December 31, 1998. The effects of the adjustments on the Company's previously unaudited consolidated financial statements were to (1) increase net income and retained earnings by $824,000 for the quarter ended December 31, 1998, (2) increase net loss by $862,000 and decrease retained earnings by $30,000 for the quarter ended March 31, 1999, and (3) decrease net loss for the quarter ended July 3, 1999 by $38,000. There were no effects on the Company's retained earnings as of July 3, 1999, or on earnings or retained earnings for any period subsequent to July 3, 1999.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission

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